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                                                                   EXHIBIT 10.9


                             DEF SPECIAL FUND, LLC

                           LIMITED LIABILITY COMPANY

                              OPERATING AGREEMENT

          THIS OPERATING AGREEMENT ("Agreement" or "Operating Agreement") of DEF Special Fund, LLC (the "Fund") is made the 16th day of October, 1997, by D.E. Frey & Group, Inc. ("Frey" or "Manager"), a Colorado corporation and the Members on Exhibit A hereto (referred to individually as a "Member" and collectively as the "Members").

     1.   Name, Principal Place of Business and Agent for Service of Process
          ------------------------------------------------------------------

     1.1 The Fund is hereby formed as a limited liability company under the Colorado Limited Liability Company Act (the "Colorado Act") concurrently with the filing of the Fund's Articles of Organization with the Colorado Secretary of State as provided in the Colorado Act, which Articles are hereby adopted and approved by the Members. The Members hereby enter into this Agreement to provide for the governance of the Fund and the conduct of its business, and to specify the Members' respective rights and obligations.

     1.2 The name of the limited liability company formed hereby DEF SPECIAL FUND, LLC and its principal place of business 1700 Lincoln, Suite 2200, Denver, Colorado 80203, or such other place or places as the Manager may hereafter determine.

     1.3 The agent for service of process on the Fund shall be Dale Frey, 1700 Lincoln, Suite 2200, Denver, Colorado 80203 or such other eligible person as the Manager shall designate.

     2.        Definition of Terms
               -------------------

     2.1 Unless otherwise expressly provided herein or unless the context otherwise requires, the terms with initial capital letters in this Operating Agreement shall be defined as follows:


     "Accredited Investor" shall mean any investor accepted into the Fund as a Member who is both an "accredited investor" as that term is defined in Rule 501(a) under Regulation D promulgated under the Securities Act of 1933, as amended.

     "Additional Members" shall mean any persons to whom the Fund sells and issues Units, other than the Original Members; "Additional Member" shall mean any one of the Additional Members.

     "Adjusted Asset Value" shall mean the Gross Proceeds multiplied by the ratio of number of Interests owned by the Fund at the beginning of each given year divided by the number of all Interests in which the Fund has invested during its term. The Adjusted Asset Value shall be calculated yearly.

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     "Adjusted Capital Account" shall mean, with respect to each Member, the balance of their original capital account reduced by any return of capital distributions made on a quarterly basis.

     "Adjusted Capital Account Deficit" shall mean, with respect to each Member, the deficit balance in his Capital Account as of the end of the relevant fiscal period of the Fund, after giving effect to the following adjustments:

               (a) Increasing such Capital Account by any amount such Member is obligated to restore under the standards set by Section 1.704-1(b)(2)(ii)(c) of the Regulations (or is deemed obligated to restore under Section 1.704-2(g)(l) and (i)(5) of the Regulations); and

               (b)  Decreasing such Capital Account by the items described in
               Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
               1.704-1(b)(2)(ii)(d)(6) of the Regulations.

     "Administration Fee" shall mean the fee payable to the Manager pursuant to Paragraph 9.3 of the Operating Agreement.

     "Affiliate" or "Affiliates" of any person shall mean: (i) any other person directly controlling, controlled by or under common control with such person, (ii) any other person owning or controlling 10% or more of the outstanding voting securities of such person, (iii) any executive officer, director or general partner of such person, and (iv) if such person is an executive officer, director or general partner, any company for which such person acts in such capacity.

     "Agreement" shall mean this operating agreement for DEF Special Fund, LLC.

     "Assignee" shall mean a person who has acquired a beneficial interest in one or more Units but who is not a substituted Member.

     "Capital Account" shall mean the account established and maintained for each Member pursuant to Paragraph 12.1.

     "Colorado Regulations" shall mean the regulations promulgated by the State of Colorado under the Colorado Securities Act.

     "Colorado Securities Act" shall mean the Colorado Corporate Securities Law of 1968, as amended.

     "Cash From Operations" shall mean the excess of Gross Cash From Operations over: (i) operational cash disbursements of the Fund (excluding cash disbursements of Net Proceeds and any return to Members of Uninvested Net Capital), and (ii) a reasonable allowance for reserves, contingencies and anticipated obligations, as determined by the Manager.

     "Closing Date" shall mean the date one year from the date of the Memorandum or such earlier date as may be designated as the Closing Date by the Manager; provided that such date may be extended by the Manager on one or more occasions to a date no later than two years from the date of the Memorandum.

     "Code" shall mean the Internal Revenue Code of 1986, as amended to date, or corresponding

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     provisions of subsequent, superseding revenue laws.

     "Distributions" shall mean cash or other property, from any source, distributed by the Fund to the Unit Holders, but shall not include any payments to the Manager made under the provisions of Paragraph 9 or Paragraph 10.

     "Economic Risk of Loss" shall mean the extent to which a Member or Related Person bears the economic risk of loss for a Fund liability as determined under Treasury Regulation Section 1.752-2.

     "Fund" shall mean DEF Special Fund, LLC, the limited liability company governed by this Agreement.

     "Fund Minimum Gain" shall mean the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Future Funds" shall mean such other investment entities as may be formed in the future as to which the Manager and/or its Affiliates may act directly or indirectly as sponsors and/or investment advisors.

     "Gross Cash From Operations" shall mean the sum of the cash received by the Fund from (i) its operations and the operations of the issuers of Interests in which the Fund invests, (ii) the net cash distributed to the Fund by the issuer of an Interest from the sale, refinancing or other disposition of property owned by the issuer of the Interest (whether upon liquidation or otherwise), and (iii) interest income received by the Fund and any portion of Working Capital Reserves which the Manager determines no longer to maintain pursuant to Paragraph 16.1.14.

     "Gross Proceeds" shall mean the aggregate dollar amount of the consideration paid to the Fund by the Members for Units, without reduction for any Selling Commissions or for any waiver of Selling Commissions otherwise payable with respect to such Units pursuant to Paragraph 9.2.

     "Group Selling Agreement" shall mean the Agreement between the Manager and the Selling Broker-Dealers.

     "Income" or "Loss" shall mean, for each fiscal year or other relevant period, an amount equal to the Fund's taxable income or loss for such year or period determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (i) any income of the Fund that is exempt from federal income tax and not otherwise taken into account in computing Income or Loss pursuant to this definition shall be added to such taxable income or loss; (ii) any expenditures of the Fund described in Section 705(a)(2)(B) of the Code or treated as such pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Income or Loss pursuant to this definition, shall be subtracted from such taxable income or loss; (iii) any adjustment pursuant to Section 743(b) of the Code shall be allocated solely to the Member to which such adjustment relates and shall not be taken into account in computing Income or Loss; (iv) any gain or loss which would have been realized by the Fund on the sale of assets distributed in kind to Members, determined with reference to the fair market value and the adjusted tax basis of such property for federal income tax purposes immediately prior to such distribution, shall be

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     added to or subtracted from such taxable income or loss; and (v)
     notwithstanding any other provision of this definition, any items that are specially allocated pursuant to Paragraph 11.7 hereof shall not be taken into account in computing Income or Loss.

     "Interests" shall mean those limited partnership units, trust interests and other similar debt or equity interests issued by unaffiliated real estate limited partnerships, other real estate-based investment entities or other non-real estate-based entities, which have been acquired by the Fund.

     "Investor" shall mean a Member of the Fund other than the Original Members.

     "Majority Vote" shall mean the vote of Members who own more than 50% of the Total Outstanding Units held by Members.

     "Manager" shall mean Frey, or any other person or entity which succeeds Frey in its capacity as manager of the Fund.

     "Member Nonrecourse Debt" shall have the meaning given it in Treasury Regulation Section 1.704-2(b)(4).

     "Member Nonrecourse Debt Minimum Gain" shall mean the amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(i)(3).

     "Members" shall mean the Original Members and all persons admitted to the Fund as Additional Members or as substituted Members; "Member" shall mean any one of the Members.

     "Memorandum" shall mean the private placement memorandum, as amended or supplemented, which is delivered to prospective Investors for their review prior to a purchase of the Fund's Units.

     "MPI" shall mean MacKenzie Patterson, Inc., the Administrator.

     "Net Proceeds" shall mean the Gross Proceeds less Selling Commissions and all Organizational Expenses payable by the Fund.

     "Net Proceeds Available For Investment" shall mean the sum of the Net Proceeds, less (i) the Selling Commissions, allowances, fees and other Organizational Expenses paid to the Manager, Affiliates and others pursuant to Paragraphs 9.2, 9.3, 9.4 and 10.1 herein, and (ii) amounts set aside by the Manager for Working Capital Reserves, operational expenses and payment of fees to the Manager, Affiliates and others pursuant to Paragraph 10.1.2 herein.

     "Nonrecourse Deductions" shall have the meaning given it in Treasury Regulation Section 1.704-2(b)(1).

     "Offering" shall mean the offering of Units in the Fund.

     "Operational Expenses" shall mean all operating expenses of the Fund, except those deemed to be Organizational Expenses as defined herein, and shall include, without limitation, the items set forth in Paragraph 10.1.2.

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     "Organizational Expenses," which shall not include Operational Expenses as defined herein, shall mean those expenses incurred directly or indirectly in connection with the formation of the Fund and in qualifying and marketing Units under applicable federal and state law, and any other expenses actually incurred and directly related to the offering and sale of Units, including such expenses as: (i) filing and recording fees and taxes,
     (ii) the costs of distributing the Memorandum, (iii) the costs of obtaining any permits which may be necessary or desirable in connection with the issuance of Units, and (iv) accounting fees incurred in connection therewith.

     "Original Invested Capital" shall mean the amount in cash contributed to the capital of the Fund by each Member for his Units, which amounts contributed for Units shall be attributed to such Units in the hands of a successor Unit Holder.

     "1940 Act" shall mean the Investment Company Act of 1940, as amended.

     "Purchaser Representative" shall mean, collectively, a "purchaser representative" under Regulation D or a "professional advisor" under the Colorado Securities Act.

     "Qualified Plans" shall mean, collectively, qualified pension, profit-sharing, stock bonus, Keogh and similar retirement plans.

     "Regulation D" shall mean the rules governing the limited offer and sale of securities without registration under the Securities Act of 1933, and set forth at 17 CFR (S) 230.501, et seq.

     "Related Person" shall mean a Person having a relationship with a Partner that is described in Treasury Regulation Section 1.752-4(b).

     "SEC" shall mean the Securities and Exchange Commission.

     "Selling Broker-Dealer" shall mean any NASD-registered broker-dealer entering into the Group Selling Agreement with the Manager to sell Units in the Fund.

     "Selling Commissions" shall mean the commissions payable to the Selling Broker-Dealer pursuant to Paragraph 9.2 herein.

     "Subscription Agreement" or "Subscription Documents" shall mean the Subscription Agreement, the form of which is attached as Exhibit B to the Memorandum, which is to be completed and delivered by each prospective Investor.

     "Syndication Expenses" shall mean all expenditures classified as syndication expenses pursuant to Treasury Regulation Section 1.709-2(b). Syndication Expenses shall be taken into account herein at the time they would be taken into account under the Fund's method of accounting if they were deductible expenses.

     "Total Outstanding Units" shall mean all Units of the Fund which are issued and outstanding from time to time.

     "Treasury Regulations" or "Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

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     "UBTI" shall mean unrelated business taxable income as that term is defined in Sections 511-514 of the Code.

     "Unit" shall mean that ownership interest in the Fund acquired by a capital contribution of $500 to the Fund (computed without reduction for any waiver of the Selling Commission otherwise payable with respect to such Unit pursuant to Paragraph 9.2) and shall entitle the holder thereof to an interest in the Income, Loss and Distributions of the Fund attributable to the number of Units held, without regard to Capital Accounts.

     "Unit Holders" shall mean owners of Units who are either Members or Assignees; "Unit Holder" shall mean any one of the Unit Holders. Each of the Original Members shall be considered to be a Unit Holder with respect to its respective Units. The Manager shall be considered to be a Unit Holder only to the extent it owns Units.

     "Working Capital Reserves" shall mean any working capital reserves established pursuant to the provisions of Paragraph 16.1.14.

3.   Business and Purpose
     --------------------

               The Fund intends to primarily acquire Interests from the Manager as specified in the Offering Memorandum as Attachment A.

               The Fund expects to receive cash distributions from the Interests in which it invests, including distributions arising out of the operations sale and refinancing of real property held by the issuers of the Interests and/or the liquidation of the Interests. The Fund may also be entitled to other allocations and/or distributions allocable to holders of such Interests.

               As of the date hereof, the Fund does not expect to engage in the active trading of Interests.

               The Manager may cause the Fund to reimburse the Manager for out-of-pocket expenses paid or incurred in connection with the acquisition of Interests, including interest charges and transfer fees incurred by the Manager. Such fees and commissions will be paid in addition to the other fees authorized by Paragraph 9 herein. In addition, the Fund may do any and all acts and things which may be necessary, incidental or convenient to carry on the Fund's purpose and business as specified in this Operating Agreement and as permitted under the Colorado Act; provided, however, that the distributions generated from operations of the issuers of Interests and received by the Fund shall not be reinvested in other Interests.

               It is the intention of the Fund to be taxed as a "partnership" under the provisions of the Code, and the Manager is authorized and directed to file such notices and take such other actions as may be required to achieve the Fund's desired characterization for federal income tax purposes.

     4.        Term
               ----

               The term of the Fund shall commence as of the date of filing of the articles of organization and shall continue until December 31, 2027, unless sooner terminated in accordance with the provisions of this Operating Agreement. Pursuant to Paragraph 18.2.7 of this Agreement, five years

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from the Closing Date the Members will vote upon whether to liquidate, wind-up and dissolve the Fund.

     5.        Manager
               -------

     5.1 The Manager and its Affiliates shall have the right to purchase and hold Units on the same terms and basis as other Members; provided, however, that such parties may purchase Units at a price reduced by the amount of the Selling Commission otherwise payable with respect to such subscription. Except to the extent that it purchases Units, the Manager shall make no contribution to the capital of the Fund.

     5.2 The Manager shall have fiduciary responsibility for the safe-keeping and use of all assets of the Fund, whether or not in its immediate possession or control, and shall not employ such assets in any manner except for the exclusive benefit of the Fund.

     6.        Members
               -------

     6.1 Subject to the other terms and conditions of this Operating Agreement, the Fund intends to sell and issue Units to, and to admit as Additional Members, such persons who contribute cash to the capital of the Fund for such Units. The Fund shall not admit as Additional Members more than 35 persons excluding Accredited Investors, nor more than 99 persons including Accredited Investors (as computed in accordance with Regulation D (as amended) promulgated under the Securities Act of 1933, as amended, the Colorado Corporate Securities Law of 1968, as amended, other applicable state securities and "blue sky" laws and the 1940 Act. No more than 2,400 Units will be issued.

     6.2 The purchase price for each Unit shall be $500 payable in cash, reduced to the extent that fee-only planners, investment advisors and/or Selling Broker-Dealers waive part or all of the Selling Commissions otherwise payable to them with respect to such Unit pursuant to Paragraph 9.2. The minimum investment shall be 10 Units ($5,000) although the Manager, in its discretion may accept a subscription for fewer than 10 Units.

     6.3 A person seeking admittance to the Fund as a Member will not be sold any Units until such time as (i) he has offered to purchase at least 10 Units (subject to the right of the Manager in its discretion to allow a purchase of fewer than 10 Units), (ii) he has tendered $500 in cash to the Fund for each Unit that he has offered to purchase (reduced to the extent that the Manager, pursuant to request by a Selling Broker-Dealer or investment advisor, waives the Selling Commissions or any portion thereof otherwise payable with respect to such Unit pursuant to Paragraph 9.2), which amount shall be returned to him without interest in the event and at such time as the Manager elects not to sell him any Units, (iii) he has executed and filed with the Fund a written instrument which sets forth his intention to become a Member, requests admission to the Fund in that capacity and verifies that he meets the requirements of the limited and non-public offering exemptions under applicable federal and state securities laws, together with such other instruments and documents as the Manager may deem necessary or desirable to effect such admission, including a special and limited power of attorney, the form, style and content of which are more fully described herein, and a written acceptance and adoption by him of the provisions of this Operating Agreement, and (iv) the Manager has accepted and approved, in its absolute discretion, the sale of Units to him.

     6.4 No person shall be accepted and admitted to the Fund until such time as the Manager has accepted and approved the sale of 2,400 Units. Upon acceptance of subscriptions for 2,400 Units, the Fund shall commence business.

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     6.5       The Manager has the right, in its absolute discretion, to approve or disapprove any person's admittance to the Fund as a Member for any reason whatsoever.

     7.   Status of Members
          -----------------

               Except as otherwise required by law, Members shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Fund.

     8.   Status of Units and Redemption
          ------------------------------

     8.1 Except as otherwise required by law, each Unit, when issued, shall be fully paid and non-assessable. No Member shall be required or permitted to make any contribution to the capital of the Fund except through the purchase of Units.

     8.2 Beginning two years after the close of the Fund's offering, during each subsequent calendar quarter, the Fund may, at the discretion of the Manager, redeem up to two and one-half percent (2.5%) of the outstanding Units in the Fund. Any redemption will be subject to the laws and regulations of any state or federal regulatory agency having jurisdiction. To redeem Units, a Member (the "Redeeming Member") shall submit to the Manager a written redemption request on or before 60 days prior to the end of the calendar quarter.

     8.3 The Manager, in its sole discretion, may accept or refuse a request for redemption of Units and shall provide written notice within 60 days of receipt of the request.

     8.4 The redemption price for Units to be redeemed by the Fund shall be the estimated asset value of the Fund represented by the Units, as determined by the Manager using then-current dealer bids for each Interest held by the Fund. In the absence of dealer bids for some or all interests, the Manager, in its sole discretion, shall establish a fair redemption price for the Units. Any and all Manager compensation which would be due on a liquidation of a pro rata portion of the assets represented by the redeemed Units will be calculated, and the Redeeming Member will be paid the redemption price less any compensation which would have been due the Manager or Affiliates under such circumstances and less a surrender charge of two and one-half percent (2.5%) of the original subscription price for the Units.

     8.5 Upon the Manager's acceptance of the redemption request, the Redeeming Member shall tender the Units to be redeemed and the Fund shall pay the redemption price for the redeemed Units within 90 days of the end of the calendar quarter in which the request was received. A Redeeming Member may cancel the redemption request by giving written notification to the Manager within 30 days of the Manager's mailing of its notice of acceptance of the redemption request.

     8.6 Following the Fund's redemption of Units, each tendered Unit shall be cancelled and shall cease to represent an equity ownership interest in the Fund.

     9.   Compensation to the Manager and Affiliates
          ------------------------------------------

     9.1 The Manager and its Affiliates will receive compensation from the Fund only as specified by this Operating Agreement. The Manager and its Affiliates shall have the right to assign all or any portion of any of the fees or compensation to which any of them is entitled pursuant to this

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Paragraph 9 to any person or entity. The amount and/or kind of Manager's compensation may be required to be restructured in the event that an unfavorable ruling is received from the Internal Revenue Service or Department of Labor. If the ruling is unfavorable, the Manager will be required to restructure the compensation sections of the Operating Agreement. If restructuring is necessary and the change in compensation results in an overall decrease in compensation expense to the Fund, the restructuring would be implemented unilaterally by the Manager pursuant to its authority contained in Paragraph 16 of the Operating Agreement. Alternatively, if restructuring is necessary and the change in compensation results in an overall increase in compensation expense to the Fund, the restructuring would be implemented only upon majority approval by the Members other than the Manager and its Affiliates.

     9.2.1 A Selling Commission in an amount equal to 5% of the gross subscription price of each Unit sold shall be payable to the Selected Dealers, for services performed in connection with the sale of Units; provided, however, that the Selling Commission may be reduced as to certain sales of Units when payment is waived by the Selling Broker-Dealer.

     9.3 During the term of this Operating Agreement, the Manager shall receive monthly an Administration Fee equal to one sixth of one percent (0.1666%) of the Adjusted Asset Value as of the end of the most recent year for administrative services rendered in handling the day-to-day operations of the Fund. The Manager intends to hire MacKenzie Patterson, Inc. to administer to the Fund and will accordingly re-allow the Administration Fee to MPI.

     9.4 Interest at the legal rate may be paid by the Fund on any loans made to it by the Manager or Affiliate, subject to the provisions of Paragraph 16.2.3.

     10.       Fund Expenses
               -------------

     10.1 All Fund expenses are incorporated into this document and no additional expenses will be charged.

     11.       Distributions of Cash From Operations, Capital Transactions and
               ---------------------------------------------------------------
               Allocations of Income and Loss
               ------------------------------

     11.1 Distributions and Allocations Among Unit Holders. Income, Loss and Distributions of the Fund shall be apportioned among the Unit Holders based on the number of Units owned by each and on the number of months within the fiscal year of the Fund that they were Unit Holders beginning with the day they are first deemed to be Unit Holders, without regard to Capital Accounts; provided, however, that Income attributable to the sale of Interests shall first be allocated among the Unit Holders so as to take into account the varying Distributions and allocations of Income and Loss among the Unit Holders prior to the Closing Date. For purposes of this apportionment, a person who is admitted to the Fund as an Additional Member shall be deemed to have become a Unit Holder as of the date of his admission to the Fund pursuant to Paragraph 6.5, and an Assignee shall be deemed to have become a Unit Holder on the effective date of the assignment to him, as determined pursuant to Paragraph 13.3. Distributions from Operations will be allocated first 100% to the Members until a 14% non-compounded return on Adjusted Capital, the next 100% to the Manager until a 14% non-compounded return on its Adjusted Capital, thereafter 50% to the Members and 50% to the Manager. Distributions from Capital will be allocated first 100% to the Members until a complete return of original capital, the next 100% to the Manager until it receives a complete return of their capital, thereafter, 50% to the Members and 50% to the Manager.

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

     11.2 Character of Income and Loss. Except as otherwise required by Code Section 704,1245 or 1250 (or any successor provisions thereto) or Treasury Regulation promulgated thereunder, the character of Income and Loss (as ordinary income or capital gains) shall be allocated among the Members in the same proportion as recognized by the Fund.

     11.3 Timing of Distributions. The Fund intends to make quarterly cash Distributions, beginning with the first full fiscal quarter after the close of escrow, to the Unit Holders of substantially all of the Cash from Operations under this Paragraph 11; provided, however, that the final decision with respect to the timing and amount of Distributions, if any, shall be subject to the results of Fund operations and in the sole discretion of the Manager.

     11.4 Expenses and Reserves. All Distributions are subject to the payment of Organizational Expenses and Operational Expenses and to the establishment of Working Capital Reserves and the establishment and maintenance of such other reserves as the Manager may determine in its sole discretion.

     11.5 Return of Certain Distributions. Notwithstanding any other provision of this Operating Agreement, a Member shall be obligated to return a Distribution from the Fund to the extent that, immediately after giving effect to the Distribution, all liabilities of the Fund, other than liabilities to Members on account of their interests in the Fund and liabilities as to which recourse of creditors is limited to specified property of the Fund, exceed the fair value of the Fund assets, provided that the fair value of any property that is subject to a liability as to which recourse of creditors is so limited shall be included in the Fund assets only to the extent that the fair value of the property exceeds this liability.

     11.6      Special Allocations
               -------------------

     11.6.1 In the event any Unit Holders unexpectedly receive any adjustments, allocations, or distributions described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4)-(ii)(d)(6), items of Fund income and gain (consisting of a pro rata portion of each item of the Fund's income, including gross income, and gain for such year) shall be specially allocated to such Unit Holders in an amount and manner sufficient to eliminate the negative Capital Account balances (or any increase in the amount thereof) created by such adjustments, allocations, or distributions as quickly as possible.

     11.6.2 The Capital Account of each Unit Holder shall be reduced by a charge equal to the amount of the Selling Commission paid by the Fund that is properly allocable to the Units held by such Unit Holder. All other Syndication Expenses for any fiscal year or other period shall be specially allocated to the Members in proportion to their Units, provided that if Unit Holders are admitted to the Fund on different dates, all of such other Syndication Expenses shall be divided among the Unit Holders who own Units from time to time so that, to the extent possible, the cumulative amount of such other Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the Manager shall determine that such result is not likely to be achieved through future allocations of such other Syndication Expenses, the Manager may allocate a portion of Income and Losses so as to achieve the same effect on the Capital Accounts of the Unit Holders.

     11.6.3 Except as otherwise provided in Treasury Regulation Section 1.704-2(f), if there is a net decrease in Fund Minimum Gain during a fiscal year of the Fund, each Member shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Fund Minimum Gain during such year.

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     11.6.4    Except as otherwise provided in Treasury Regulation Section
1.704-2(h), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during a fiscal year of the Fund determined in accordance with the principles of
Section 1.704-2(i) of the Regulations, each Member who had a share of Member Nonrecourse Debt Minimum Gain at the beginning of such year shall be allocated items of Fund income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to the portion of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain during such year that is allocable (in accordance with the principles set forth in Treasury Regulation Section 1.704-2(i)) to the disposition of Fund property subject to the related Member Nonrecourse Debt.

     11.6.5 The allocations set forth in Paragraph 11.6 herein, other than this Paragraph 11.6.5 (the "Regulatory Allocations"), are intended to comply with certain requirements of Treasury Regulations. It is the intent of the Fund that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Fund income, gain, loss or deduction pursuant to this Paragraph 11.6.5. Therefore, notwithstanding any other provision of Paragraph 11 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations of Fund income, gain, loss or deductions in whatever amount it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Fund would have had if the Regulatory Allocations were not part of this Agreement and all Fund items were allocated pursuant to the provisions of Paragraph 11 other than the Regulatory Allocations. In exercising its discretion under this Paragraph 11.6.5, the Manager shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

     11.6.6 Notwithstanding the proceeding, any deduction attributable to Member Nonrecourse Debt shall be allocated to the Members that bear the Economic Risk of Loss for the Member Nonrecourse Debt.

     11.7 Withholding. All amounts withheld pursuant to the Code or any provisions of any state or local tax law with respect to any distribution to, or allocable share of, the Members shall be treated as amounts distributed to the Members pursuant to Paragraph 11 for all purposes under this Agreement. The Manager may allocate any such amounts among the Members in any manner that is in accordance with applicable law.

     12.  Capital Accounts
          ----------------

     12.1 A Capital Account shall be established and maintained for each Member in accordance with the principles described in Treasury Regulation
Section 1.704-1(b). The Capital Account of each Member (a) shall be credited with (i) the amount of cash and the agreed upon fair market value of property contributed by such Member to the Fund, if any (net of liabilities secured by such contributed property that the Fund is considered to assume or take subject to under Code Section 752), and (ii) such Member's distributive share of Fund Income; and (b) shall be debited with (i) the amount of cash and the fair market value of property distributed to such Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), and (ii) such Member's distributive share of Fund Loss. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such regulations. The allocation of income, loss, and credits will be apportioned between Members and Manager consistent with the allocation of the Distributions From Operations.

     12.2 The Assignee of all or a portion of a Member's interest shall succeed to that portion of the Member's Capital Account which is allocable to the portion of the interest transferred.

     13.  Assignment and Transfer of Units
          --------------------------------

     13.1 Unit Holders shall not have the right or power, except by will or by the laws of descent and distribution, to assign any Units unless they have met the following terms and conditions:

     13.1.1 The assignment shall be by a duly executed written instrument of assignment filed with the Fund, the terms of which are not in contravention of any of the provisions of this Operating Agreement, and shall specify the number of Units being assigned.

     13.1.2 The assignment shall be made pursuant to a validly filed and effective registration statement under the Securities Act of 1933, as amended, or an exemption therefrom, and any other applicable sections of the Securities Act of 1933, as amended, and regulations promulgated pursuant thereto and the provisions of any applicable California or other state securities laws or regulations, and shall not jeopardize the availability of the limited and non-public offering exemptions to the Fund in connection with any issuance of Units.

     13.1.3 The assignment does not violate, and will not cause the Fund to violate, any federal or state securities laws, and the Unit Holder shall have provided assurances, which may include, in the discretion of the Manager, an opinion of counsel acceptable to the Fund, that the assignment will not cause a termination of the Fund under Code Section 708, will not cause the Fund to be treated as publicly traded under Code Section 7704 and will not cause the Fund to be beneficially owned by more than 99 persons, as calculated under the 1940 Act.

     13.1.4 The Unit Holder, if he assigns fewer than all his Units, and his Assignee shall each own at least ten Units subsequent to the assignment. No assignment of any fractional Units shall be permitted.

     13.1.5 The Unit Holder shall have notified the Manager of the transfer of a beneficial interest in any Units which occurs without a transfer of record ownership.

     13.1.6 The Unit Holder shall have paid to the Fund a transfer fee, determined and collected by the Manager, to cover all reasonable expenses of the Fund connected with the transfer.

     13.2      The Manager may, in its sole discretion:

     13.2.1 Waive in whole or in part any or all of the requirements set forth in this Operating Agreement with respect to any proposed assignment by a Unit Holder; and, in particular,

     13.2.2 Waive the requirement set forth in Paragraph 13.1.4 with respect to any proposed assignment by a Unit Holder to any of the members of his immediate family or any trust established for the benefit of such persons or by way of gift to any person. No such waiver shall constitute a waiver as to any future proposed assignment.

     13.3 An Assignee of whom the Fund has actual written notice shall be entitled to receive Distributions of cash or other property from the Fund attributable to the Units acquired by reason of the assignment from and after the effective date of the assignment of such Units to him; provided, however, that the Fund and the Manager shall be entitled to treat the assignor of such Units as the absolute owner thereof in all respects, and shall incur no liability for allocations or Distributions which are made in good faith to such assignor until such time as all of the requirements of Paragraph 13.1 have been satisfied or waived and the written instrument of the assignment has been received by the Fund and the effective date of assignment has passed. The effective date of an assignment of Units which complies with the provisions of Paragraph 13 of this Operating Agreement shall be the first day of the calendar quarter immediately following the calendar quarter set forth on the written instrument of assignment or the quarter during which a transfer by operation of law occurs.

     13.4 Under the 1940 Act, the Fund may not, without registering thereunder, have more than 99 beneficial owners. At any time following the Closing Date, should the Manager determine that more than 99 persons own the securities of the Fund, the Manager may, in its sole discretion, cause the Fund to repurchase the Units of each Member who was admitted or acquired such beneficial ownership after the 99th person became a beneficial owner of the Fund's securities. Each such Member hereby agrees to sell its Units to the Fund upon receipt of written notice from the Manager that its Units are being repurchased pursuant to this Paragraph. The price for any such repurchase shall be an amount which after taking into account the period of ownership and the cumulative amount of all Distributions previously received by such selling Member will result in such selling Member receiving a cash return on its investment in the Fund equaling its Original Invested Capital and an 14% per annum non-compounded return on remaining Original Invested Capital.

     14.  Substituted Members
          -------------------

     14.1 No Assignee shall have the right to become a substituted Member in place of his assignor unless all of the following conditions are first satisfied:

     14.1.1    His assignor was a Member;

     14.1.2 A duly executed and acknowledged written instrument of assignment shall have been filed with the Fund, which instrument shall set forth the intention of the assignor that the Assignee succeed to the assignor's interest as a substituted Member in his place;

     14.1.3 The assignor and Assignee shall have executed and acknowledged such other instruments as the Manager may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the Assignee of the provisions of this Operating Agreement and his execution and delivery to the Manager of a special and limited power of attorney, the form and content of which shall be prescribed by the Manager;

     14.1.4 The written consent of the Manager to such substitution shall have been obtained; and

     14.1.5 A transfer fee shall have been paid to the Fund which is sufficient to cover all reasonable expenses connected with such substitution.

     14.2 By executing or adopting this Operating Agreement, each Member hereby consents to the admission of additional or substituted Members by the Manager and to any Assignee of

Units who holds at least ten Units becoming a substituted Member.

     15.  Books, Records, Accounting and Reports
          --------------------------------------

     15.1 The Manager shall keep, or cause to be kept, at the principal place of business of the Fund as set forth in Paragraph 1.1, all of the following:

               (a) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order together with the contribution and the share in profits and losses of each Member;

               (b) A copy of the articles of organization and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

               (c) Copies of the Fund's federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

               (d) Copies of the original Operating Agreement and all amendments thereto;

               (e) Financial statements of the Fund for the six most recent fiscal years; and

               (f) The Fund's books and records for at least the current and four most recent fiscal years.

     15.2 Upon the request of a Member, for any purpose reasonably related to the interest of that person as a Member of the Fund, the Manager shall promptly deliver to the requesting Member a copy of the information required to be maintained by subdivisions (a), (b) or (d) of Paragraph 15.1. Each Member has the right upon reasonable request for such a purpose, and upon reasonable advance notice, to inspect and copy during normal business hours any of the Fund records required to be maintained by Paragraph 15.1. The Manager shall promptly furnish to a Member a copy of any amendments to this Operating Agreement executed by the Manager pursuant to the power of attorney from the Member contained in Paragraph 22.

     15.3 The Manager shall cause to be compiled, at Fund expense, and shall attempt to distribute to the Members within 90 days after the end of each fiscal year, all financial information regarding the Fund that is necessary for the preparation of the Members' federal and state income tax or information returns, and shall also attempt to distribute to the Members within said 90-day period copies of the Fund's federal, state and local income tax or information returns for the year; provided, however, that in the event the Manager is unable to provide such information to the Members within such 90-day period it shall provide such information as soon thereafter as is reasonably practicable.

     15.4 The Manager shall cause to be prepared, at Fund expense, and shall distribute to the Members within 120 days after the end of each fiscal year, an annual report containing financial statements of the Fund (balance sheet, statement of income or loss, and statement of Members' equity) prepared on an appropriate accounting basis selected by the Manager.

     15.5 The Manager, at the Fund's expense, shall cause to be prepared income tax returns for the Fund and shall further cause such returns to be timely filed with the appropriate authorities.

     16.  Rights, Authority, Powers, Responsibilities and Duties of the Manager
          ---------------------------------------------------------------------

     16.1 Subject only to the provisions of Paragraph 16.4, the Manager shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Fund business which, by way of illustration but not by way of limitation, shall include the rights, authority and powers:

     16.1.1 To cause the Fund to acquire and enter into any contract of insurance which the Manager deems necessary or appropriate for the protection of the Fund and the Manager, or either of them, for the conservation of Interests, or for any purpose convenient or beneficial to the Fund;

     16.1.2 To cause the Fund to, and itself to, employ persons in the operation and management of the business of the Fund on such terms and for such compensation as the Manager shall determine;

     16.1.3 To prepare or cause to be prepared reports, statements and other relevant information for distribution to Members;

     16.1.4 To open accounts and deposits and maintain accounts in the name of the Fund in any bank or savings and loan association, provided however, that the Fund's monies shall not be commingled with the monies of any other person or entity;

     16.1.5 To cause the Fund to make or revoke any of the elections referred to in Section 754 of the Code or any similar provisions enacted in lieu thereof;

     16.1.6    To select the Fund's accounting year;

     16.1.7 To determine the appropriate accounting method or methods to be used by the Fund for the purposes of preparing financial statements and tax returns (the Manager currently intends to utilize the accrual method of accounting in maintaining the Fund's books and records);

     16.1.8 To require in any or all Fund contracts that the Manager shall not have any personal liability thereon but that the person or entity contracting with the Fund is to look solely to the Fund and its assets for satisfaction;

     16.1.9 To purchase or cause any of its Affiliates to purchase for investment for their own accounts Units upon the terms described in Paragraph 5.1;

     16.1.10 Notwithstanding anything herein to the contrary, subject to Paragraph 16.4.11, to amend this Operating Agreement without the consent or vote of any of the Members: (i) to reflect the addition or substitution of Members, the repurchase of Units of Members pursuant to Paragraph 13.4 or 16.3 or the reduction of the Capital Accounts upon the return of Uninvested Net Capital to Members, (ii) to add to the representations, duties or obligations of the Manager or surrender any right or power granted to the Manager herein, for the benefit of the Members, (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to add any other provisions with respect to matters or questions arising under this Operating Agreement which will not be inconsistent with the provisions of this Operating Agreement, (iv) to delete or add any provision from or to this Operating Agreement requested to be so deleted or added by a federal or state securities commissioner or other regulatory agency, the deletion or addition of which provision is deemed by such regulatory agency to be for the benefit or protection of the Members, and (v) to delete or add any provision from or to the Operating Agreement, including restructuring the kind and amount of compensation pursuant to Paragraph 9.1 of this Agreement, if deemed necessary by the Manager to comply with applicable laws and regulations provided that such deletion or addition does not have a material adverse effect on the Members;

     16.1.11 To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Manager shall deem necessary or appropriate;

     16.1.12 To prepare, file and publish any and all instruments or documents necessary or appropriate to enable the Fund to transact business or otherwise to exist;

     16.1.13 To establish a Working Capital Reserve in an amount as the Manager in its sole judgment shall determine advisable;

     16.1.14 To make short-term (for periods of one year or less), unsecured, interest-bearing loans to the Fund, either before or after the admission of Members pursuant to Paragraph 6, for the purposes deemed appropriate by the Manager, which loans, together with accrued interest thereon, may be repaid from amounts contributed to the Fund by the Additional Members; provided, however, that the amount of any interest charged for any such loans shall be subject to Paragraph 16.4.3;

     16.1.15 To act on behalf of the Fund in all dealings with the Internal Revenue Service, as designated tax matters "partner" as that term is used in the Code;

     16.2 Neither the Manager nor any of its Affiliates shall have the authority:

     16.2.1 Except as contemplated by this Operating Agreement, to cause the Fund to enter into contracts with, sell or lease property to or buy or lease property from, the Manager or any of its Affiliates without obtaining the approval by Majority Vote of the Members;

     16.2.2 To alter the primary purpose of the Fund as set forth in Paragraph 3;

     16.2.3 To make long-term loans to the Fund or short-term secured loans to the Fund or, on short-term unsecured loans made to the Fund, receive interest or other financing charges or fees in excess of those amounts which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area;

     16.2.4 Except as provided in Article 8 and Paragraph 13.4, to cause the Fund to redeem or repurchase Units;

     16.2.5 To do any act in contravention of the articles of organization or this Operating Agreement or which would make it impossible to carry on the ordinary business of the Fund;

     16.2.6 To cause the Fund to confess a judgment against the Fund in connection with any threatened or pending legal action;

     16.2.7 To possess or use the Interests or assign the rights of the Fund in the Interests for other than an appropriate Fund purpose;

     16.2.8 To admit new Members after the Closing Date (except for substituted Members admitted in accordance with Paragraph 14) or cause the Fund to offer or issue other securities, except with the consent of the Members as provided in this Operating Agreement;

     16.2.9 To cause the Fund to, or to itself, employ the assets of the Fund in any manner except for the exclusive benefit of the Fund;

     16.2.10 To cause the Fund to, or to itself, commingle the monies of the Fund with those of any other person or entity, provided that, a joint venture or investment complying with Paragraph 16.1.22 shall not be deemed commingling of funds;

     16.2.11 To amend the Operating Agreement without the consent of each Member who would be adversely affected thereby, to:

               (i)   eliminate or decrease the limited liability of a Member, or

               (ii) affect the status of the Fund as a partnership for federal income tax purposes;

     16.2.12   To borrow money from the Fund; or

     16.2.13 To cause the Fund to invest in general partnerships, joint ventures or other entities which do not purport generally to afford limited liability to investors such as the Fund.

     16.3 The Manager and its Affiliates shall not receive any rebates or give-ups in connection with the sale of Interests in the Fund nor shall they engage in any reciprocal business arrangements which would circumvent the restrictions contained herein against dealing with the Manager or any of its Affiliates. Neither the Manager nor any of its Affiliates shall directly or indirectly pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor in the Fund for investment advice as an inducement to such advisor to advise the purchase of Units in the Fund; provided, however, that this clause shall not prohibit the payment of Selling Commissions to a registered broker-dealer or other properly licensed person for selling Units or the assignment by the Manager of a portion of its fees from or interest in the Fund to any registered broker-dealer participating in the offering of Units.

     16.4 If the Members vote to remove the Manager, the Manager shall within 90 days from the date of such vote prepare financial statements of the Fund, at Fund expense, and shall cause such statements to be mailed to the Members as soon as reasonably possible.

     16.5 The Manager shall be authorized and have the duty and responsibility for providing continuing administrative support, advice, consultation, analysis and supervision with respect to the functions of the Fund as an owner of the Interests in such a manner as the Manager deems appropriate, including authorization and responsibility for making all decisions with respect thereto and voting the same when permissible and deemed appropriate, and complying with federal, state and local regulatory requirements and procedures.

     16.6 The Manager and its Affiliates shall not be bound to devote all of their business time to affairs of the Fund, it being understood that the Manager and Affiliates are and will continue to be engaged in other activities and in other employment, some of which are or may be in connection with business investments and other enterprises which are or may be in competition with the Fund.

     17.  Return of Uninvested Net Capital to Members
          -------------------------------------------

               There will be no Return of Univested Net Capital to Members as the portfolio is a specified offering and all of the Interests in Attachment A will be purchased upon full capital raising.

     18.  Rights, Powers and Voting Rights of the Members
          -----------------------------------------------

     18.1 Members other than the Manager shall take no part in the control, conduct or operation of the Fund and shall have no right or authority to act for or bind the Fund. Without limiting the generality of the foregoing, the Members other than the Manager acknowledge and agree that they do not have the right to bring any cause of action in the name of the Fund or on behalf of the Members as a group against any of the issuers of Interests in which the Fund invests or the management of such Interests.

     18.2 Members shall have the right, by Majority Vote, to vote only upon the following matters affecting the basic structure of the Fund:

     18.2.1    Removal of the Manager as manager of the Fund;

     18.2.2 Election of a successor manager, subject to the provisions of Paragraph 19;

     18.2.3    Dissolution and termination of the Fund;

     18.2.4 Sale of all or substantially all of the Interests at any one time provided that no such vote shall be required if the purchase price of the Interests as of the date of such sale is less than 20% of the Net Proceeds;

     18.2.5 Amendment of the Operating Agreement, except for the matters set forth in Paragraph 16.1.11, as to which the Manager alone may adopt amendments, and except for the matters set forth in Paragraph 16.2.11 hereof, as to which the approval of all Members who would be adversely affected is required for amendment; and

     18.2.6    The extension of the term of the Fund.

     18.2.7 Five years after the Closing Date, the Manager shall submit for vote of the Members a proposal to liquidate, wind-up and dissolve the Fund. As part of the proposal the Manager shall calculate the amount of estimated net proceeds which the Fund could receive from a sale of all remaining Interests. The liquidation proposal approved by a Majority Vote of the Members and liquidating distributions will be subject to the actual proceeds realized by the Fund in liquidating all or a portion of the remaining Interests. If the liquidation proposal is not approved, the Manager shall resubmit a liquidation proposal to the Members every two years thereafter.

     18.3 The Manager may at any time call a meeting of the Members, or call for a vote of the Members without a meeting, on matters on which they are entitled to vote, and shall call for such meeting or vote following receipt of written request therefor by Members holding 10% or more of the Units held by all Members as of the date of receipt of such written request (the "Notice Date"). Within 10 days of the Notice Date, the Manager shall notify all Members of record as of the Notice Date regarding the time and place of the Fund meeting, if called, and the general nature of the business to be transacted thereat, or, if no such meeting has been called, the Manager shall notify all Members of the matter or matters to be voted upon and the date upon which the votes will be counted. Any Fund meeting or the date upon which such votes, without a meeting, will be counted shall be no less than 15 nor more than 60 days following mailing of the notice thereof by the Manager. All expenses of the voting and such notification shall be borne by the Fund.

     18.4 A Member shall be entitled to cast one vote for each Unit which he owns in the following manner: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the Manager prior to such meeting, or
(ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the Manager prior to the date upon which the votes of Members are to be counted. Only the votes of Members of record on the Notice Date, whether at a meeting or otherwise, shall be counted. The laws, rules and regulations of the State of Colorado pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Members.

     18.5 No Member shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Fund except as a result of the dissolution of the Fund or as otherwise provided by law, (ii) bring an action for partition against the Fund, (iii) cause the termination and dissolution of the Fund other than by the right specified in Paragraph 18.2, or (iv) demand or receive property other than cash in return for his contribution. No Member in his capacity as such shall have priority over any other Member either as to the return of contributions of capital or as to Income, Loss or Distributions. Other than upon the dissolution and termination of the Fund as provided by this Operating Agreement, there has been no time agreed upon when the contribution of each Member is to be returned.

     18.6 Nothing contained in this Paragraph 18 shall be deemed to limit a broker/dealer's authority under the Group Selling Agreement.

     19.  Removal of Manager
          ------------------

     19.1 As provided in Paragraph 18.2.1, the Manager may be removed as manager of the Fund, which removal shall not otherwise affect the Manager's status or rights as a Member.

     19.2 Written notice of the removal of the Manager shall be served upon the Manager either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the date upon which the removal is to become effective.

     19.3 Upon the removal of the Manager, the interest of the Manager in the Income, and Loss and Distributions of the Fund shall be purchased by the Fund for a purchase price equal to the fair market value thereof determined according to the provisions of Paragraph 19.4. Unless otherwise agreed, 50% of the purchase price of such interest shall be paid by the Fund to the Manager in cash if available and the balance by a promissory note of the Fund, payable to the Manager or its order in a face amount equal to said market value and containing provisions as would be usual and customary in a commercial promissory note, with principal and accrued interest payable from time to time from Cash From Operations. Interest on said promissory note shall accrue at the rate of 2% above the rate announced from time to time by The Bank of America as its prime or base rate or the maximum rate permitted by law, whichever is less. Any remaining unpaid principal and accrued interest on such promissory note shall be due and payable on the earlier of the date of liquidation of the Fund or a date three years from the date of the Manager's removal.

     19.4 The fair market value of the Manager's interest purchased by the Fund according to the provisions of Paragraph 19.3 above shall be determined by agreement between such Manager and the Fund (which agreement shall require approval by a Majority Vote). If said parties cannot agree upon the fair market value of such interest within 30 days after the occurrence of the event upon which such interest of the Manager is to be purchased by the Fund, the fair market value thereof shall be determined in the manner provided by the laws of the State of California for the determination of controversies by arbitration, the Manager to choose one arbitrator, the Fund to choose one arbitrator and the two arbitrators so chosen to choose a third arbitrator. The decision of a majority of said arbitrators as to the fair market value of the Manager's interest shall be final and binding and may be enforced by legal proceedings. The Fund and the Manager shall each compensate the arbitrator appointed by it and the compensation of the third arbitrator shall be borne equally by such parties.

     20.  Certain Transactions
          --------------------

               The Manager, any Member, and any Affiliate, shareholder, officer, director or employee thereof, may engage in or possess an interest in any other business or venture of every nature and description, independently or with others, regardless of whether or not competitive with the business of the Fund.

     21.  Dissolution and Termination of the Fund
          ---------------------------------------

     21.1 The Fund shall be dissolved and terminated upon the earliest to occur of the following:

     21.1.1 The retirement (provided there has been 90 days' prior written notice to the Members) or removal of the Manager, unless a new Manager elected in place thereof within 120 days of the date of such event by Majority Vote of the Members elects to continue the business of the Fund. Expenses incurred in the reformation, or attempted reformation, of the Fund shall be deemed expenses of the Fund;

     21.1.2 A Majority Vote in favor of dissolution and termination of the Fund;

     21.1.3    The expiration of the term of the Fund; or

     21.1.4 The sale or other disposition of all of the Interests (or liquidation of all of the Interests in which the Fund invests).

     21.2 Upon any dissolution and termination of the Fund, the Manager shall (i) take full account of the Fund assets and liabilities, (ii) liquidate the assets, if possible, as promptly as is consistent with obtaining the fair value thereof (but the Fund, or a successor liquidating trust or liquidation agent, may hold Interests until liquidation of the Interests, if deemed advisable), and (iii) apply and distribute the proceeds therefrom in the following order:

     21.2.1 To the payment of creditors of the Fund, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Fund assets;

     21.2.2 To the repayment of any outstanding loans made by the Manager to the Fund;

     21.2.3 To the Unit Holders in proportion to, and to the extent of, the positive balances in their respective Capital Accounts.

     22.  Special and Limited Power of Attorney
          -------------------------------------

     22.1 The Manager shall at all times during the existence of the Fund have a special and limited power of attorney as the attorney-in-fact for each Member, with power and authority to act in the name and on the behalf of each Member, to make, execute, acknowledge and file the following documents and any other documents deemed by the Manager to be necessary or appropriate for the business of the Fund:

     22.1.1 The Operating Agreement, as well as any amendments to the foregoing, which, under the laws of the State of California or the laws of any other state, are required to be filed or which the Manager deems it advisable to file;

     22.1.2 Any other instrument or document which may be required to be filed by the Fund under the laws of any state or by any governmental agency, or which the Manager deems it advisable to file; and

     22.1.3 Any instrument or document which may be required to effect the continuation of the Fund, the admission of an Additional Member or substituted Member or the dissolution and termination of the Fund (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Operating Agreement).

     22.2 The special and limited power of attorney granted to the Manager hereby:

     22.2.1 Is a special and limited power of attorney coupled with an interest, is irrevocable, shall survive the death or dissolution and liquidation of the granting Member and is limited to those matters herein set forth;

     22.2.2 May be exercised by the Manager for each Member by a facsimile signature or by listing all of the Members and executing any instrument with a single signature of the Manager, acting as attorney-in-fact for all of them; and

     22.2.3 Shall survive an assignment by a Member of all or any portion of his Units except that, where the Assignee of any Units owned by a Member has been approved by the Manager for admission to the Fund as a substituted Member, the special and limited power of attorney shall survive such assignment for the purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution, as well as for the purposes set forth in Paragraph 22.1.

     23.       Indemnification and Exculpation
               -------------------------------

     23.1. The Manager and its "Affiliates" (as defined for purposes of this Paragraph in Paragraph 23.5 below) shall have no liability to the Fund or to any Member for any loss suffered by the

Fund which arises out of any action or inaction of the Manager and its Affiliates, if the Manager and its Affiliates, in good faith, determined that such course of conduct was in the best interest of the Fund, and such course of conduct did not constitute negligence or misconduct of the Manager and its Affiliates. To the extent permitted by law, the Manager and its Affiliates shall be indemnified by the Fund against any losses, judgments, liabilities, expenses (including legal fees and costs), and amounts paid in settlement of any claims sustained by them in connection with the Fund; provided that the same were not the result of breach of fiduciary duty where the Manager and its Affiliates personally benefited.

     23.2. Notwithstanding the foregoing Paragraph 23.1, the Manager and its Affiliates, and any person acting as a Broker-Dealer, shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee.

     23.3. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission with respect to the issue of indemnification for securities law violations.

     23.4 The Fund shall not incur the cost of that portion of any insurance, other than public liability insurance, which insures any party against any liability the indemnification of which is herein prohibited.

     23.5. For purposes of this Paragraph, the term "Affiliates" shall mean any person performing services on behalf of the Fund who (1) directly or indirectly controls, is controlled by, or is under common control with the Manager; or (2) owns or controls 10% or more of the outstanding voting securities of the Manager; or (3) is an officer, director, partner or trustee of the Manager; or (4) any company for which the Manager is a partner or shareholder.

     24.  Miscellaneous
          -------------

     24.1 This Operating Agreement may be executed in several counterparts, and all so executed shall constitute one Operating Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

     24.2 Subject to the restrictions on transfer contained herein, the terms and provisions of this Operating Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members, and shall be construed in accordance with, and governed by, the laws of the State of Colorado.

     24.3 In the event that any provision of this Operating Agreement or the application thereof to any person or in any circumstances shall be determined to be invalid, unlawful or unenforceable to any extent, the remainder of this Operating Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, shall not be affected thereby, and each remaining provision of this Operating Agreement shall continue to be valid and may be enforced to the fullest extent permitted by law.

     24.4 All notices under this Operating Agreement shall be in writing and shall be given to the Members entitled thereto, by personal service or by mail, posted to the address maintained by the Fund for such person or at such other address as he may specify in writing.

     24.5 Paragraph titles or captions contained in this Operating Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Operating Agreement nor the intent of any provision of this Operating Agreement.

     24.6 Whenever required by the context of this Operating Agreement, the singular shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word "person" shall include a corporation, partnership, firm or other form of association.

     24.7 The names, addresses and capital contributions of the Members are or will be set forth on Exhibit 1 attached hereto, as it may be amended from
                        ---------
time to time, which exhibit shall be maintained at the principal place of business of the Fund.

     24.8 Notwithstanding the place where this Operating Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Colorado and that the Colorado Act shall govern this Operating Agreement.

     25.  Power to Bind the Fund
          ----------------------

               The Manager acting alone shall have the authority, right and power to negotiate and execute any and all contracts and other documents on behalf of the Fund, subject to the limitations set forth in Paragraph 16.2.

     26.  Arbitration. The Members and Manager agree that any dispute, claim or
          -----------
controversy arising out of a purchase of Units or the Operating Agreement shall be resolved by submission to binding arbitration in Denver, Colorado before a retired judge or justice. If the parties are unable to agree on a retired judge or justice each party shall name one retired judge or justice and the two persons so-named shall select a neutral judge or justice who will act as the sole arbitrator. The arbitrator selected shall agree to follow Colorado law. The parties shall be entitled to take discovery in accordance with the provisions of the Colorado Code of Civil Procedure, but either party may request that the arbitrator limit the amount and scope of such discovery and in determining whether to do so, the arbitrator shall balance the need for this discovery against the parties' mutual desire to resolve all disputes expeditiously and inexpensively. The arbitrator shall follow California law and shall render his decision in writing, explaining the legal and factual basis for decision as to each of the principal controverted issues. The arbitrator's decision shall be final and binding upon the parties. A judgment upon any award may be entered in a court of competent jurisdiction. Each party shall be responsible for all of its own costs, including all attorneys fees, of arbitration.




SIGNATURES OF MEMBERS:

  MANAGER:  D.E. Frey & Group, Inc.

  By:
        ---------------------------
        Dale E. Frey

  Its:  PRESIDENT

                                      A-24